Exhibit 16.1

December 14, 2020

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read QuantumScape Corporation’s statements (formally known as Kensington Capital Acquisition Corp.) included under Item 4.01 of its Form 8-K dated December 14, 2020. We agree with the statements concerning our Firm under Item 4.01. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ Marcum LLP

New York, NY